SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K
                                 CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                July 23, 1999

                                  Date of Report
                               (Date of earliest
                                 event reported)



                           CONSOLIDATED-TOMOKA LAND CO.
               (exact name of registrant as specified in its charter)



                                     FLORIDA
                    (State or other jurisdiction of incorporation)



         0-5556                                            59-0483700
    -------------                                        --------------
(Commission File Number)                                  (IRS Employer
                                                        Identification Number)

 149 South Ridgewood Avenue
     Daytona Beach, FL                                        32114
(Address of principal executive offices)                    (Zip Code)




                                  (904 255-7558)
                  (Registrant's telephone number, including area code)


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   FORM 8-K, July 23, 1999
   CONSOLIDATED-TOMOKA LAND CO.
   COMMISSION FILE NO.  0-5556
   EMPLOYER ID NO.  59-0483700

   Item 5. Other Events

   On July 21, 1999, the Board of Directors of Consolidated-Tomoka
   Land Co. authorized a common stock repurchase program pursuant to which the Company would be authorized to purchase up to 25 percent of the Company's currently outstanding common stock. Repurchases will be made on the open market at prevailing prices or in privately negotiated transactions. This authority may be exercised from time to time and in such amounts as market conditions warrant.
   The Company currently has 6,371,833 shares of common stock outstanding. In other action, the Board decided to eliminate the semi-annual dividend payment which would normally be declared at this time in order to make an equivalent amount of funds available to the stock repurchase program. The Company expects to determine the future dividend policy later in the year.

   The action was taken in anticipation of the distribution of 5,000,000 Consolidated Tomoka shares by Baker Fentress & Company to its shareholders. The cash proceeds from the Company's recent sale of its citrus division, as well as the cash made available from the dividend elimination, are available for the stock repurchase program.

   SIGNATURES

   Pursuant to the requirements of the Securities Exchange
   Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                            CONSOLIDATED-TOMOKA LAND CO.


   Date: July 23, 1999            /s/ Bob D. Allen
                                 ----------------------------
                                 Bob D. Allen, President
                                 and Chief Executive Officer

   Date: July 23, 1999            /s/ Bruce W. Teeters
                                 ----------------------------
                                 Bruce W. Teeters, Senior
                                 Vice President - Finance
                                 and Treasurer
                                 Chief Financial Officer


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